SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 22, 2006

MIVA, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

     On December 22, 2006, the Compensation Committee of the Board of Directors of MIVA, Inc. (the “Company”) adopted the MIVA, Inc. 2007 Long Term Incentive Compensation Program.

     The program provides for grants of restricted stock units (“RSUs”) under the Company’s 2006 Stock Award and Incentive Plan to certain employees, including executive officers, of the Company. Under the program, 80% of the total grant to a participant will be service-based RSUs and 20% will be performance-based RSUs. Each RSU represents the right to receive one share of the Company’s common stock upon satisfaction of the vesting conditions. Up to 1,900,000 shares of the Company’s common stock are initially reserved for issuance and may be granted under the program.

     Service-based RSUs will vest at the rate of 25% per year beginning one year from the date of grant. Except as provided below, vesting of service-based RSUs is contingent upon continued employment with the Company and, unless vested, service-based RSUs will terminate upon separation of employment from the Company for any reason. Service-based RSUs will immediately and fully vest in the event of a change in control of the Company as defined in the 2006 Stock Award and Incentive Plan.

     For certain participants who have employment agreements with the Company, subject to the terms of the specific employment agreements, if the person is terminated without cause or the person resigns from the Company for good reason, any unvested service-based RSUs generally will immediately and fully vest upon termination of employment. If a participant’s employment with the Company is terminated due to death, any unvested service-based RSUs will not become vested due to such death.

     Performance-based RSUs will vest 25% on the day following the tenth consecutive trading day on which the Company’s stock price closes at or above each of $6.00 per share, $8.00 per share, $10.00 per share, and $12.00 per share, respectively. Except as provided below, vesting of performance-based RSUs is contingent upon continued employment with the Company and, unless vested, performance-based RSUs will terminate upon separation of employment from the Company for any reason.

     For certain participants who have employment agreements with the Company, subject to the terms of the specific employment agreements, if the person is terminated without cause or the person resigns from the Company for good reason, any unvested performance-based RSUs generally will vest according to the following formula (as rounded to the nearest whole number): the number of RSUs that results from the product of the number of unvested performance-based RSUs immediately prior to the date of the applicable event multiplied by a fraction, the numerator of which is the lowest per share closing price of the Company’s common stock during the ten consecutive trading days immediately preceding the date of the applicable event less $3.00, and the denominator of which is $9.00. In addition, if a participant’s employment terminates due to death or if there is a change in control of the Company, any unvested performance-based RSUs will vest according to the above formula. However, if the lowest closing price of the Company’s common stock during the ten consecutive trading days immediately preceding the date of the applicable event is less than or equal to $3.00 per share, then no unvested performance-based RSUs will become vested due to such event.

     On January 2, 2007, Peter Corrao, the Company’s Chief Executive Officer, and Sebastian Bishop, the Company’s President and Chief Marketing Officer, will receive 380,000 RSUs and 198,791 RSUs, respectively, under the program.

Item 9.01. Financial Statements and Exhibits.

     (d)      Exhibits

Exhibit No.	Description

10.1+	Form of Service Based RSU Agreement for 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).
10.2+	Form of Performance Based RSU Agreement for 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.3 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).

+ Management compensatory contract or plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: December 29, 2006	By: /s/ Peter Corrao
Peter Corrao
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1+	Form of Service Based RSU Agreement for 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).
10.2+	Form of Performance Based RSU Agreement for 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.3 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).

+ Management compensatory contract or plan.